     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997


                                            REGISTRATION STATEMENT NO. 333-27865

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


              INTERPOOL CAPITAL TRUST                                 INTERPOOL, INC.
   (EXACT NAME OF REGISTRANT IS SPECIFIED IN ITS       (EXACT NAME OF REGISTRANT IS SPECIFIED IN ITS
                       CHARTER)                                           CHARTER)
                                                                          DELAWARE
                      DELAWARE                        (STATE OR OTHER JURISDICTION OF INCORPORATION OR
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR                     ORGANIZATION)
                   ORGANIZATION)                                            7359
                                                                            6159
                        6719                          (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE
  (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE                          NO.)
                        NO.)                                             13-3467669
                     22-6720023                           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                            ------------------------

                             211 COLLEGE ROAD EAST
                          PRINCETON, NEW JERSEY 08540
                                 (609) 452-8900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 MARTIN TUCHMAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                INTERPOOL, INC.
                             211 COLLEGE ROAD EAST
                          PRINCETON, NEW JERSEY 08540
                                 (609) 452-8900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                           JEFFREY S. LOWENTHAL, ESQ.
                         STROOCK & STROOCK & LAVAN LLP
                                180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038

                                 (212) 806-5400


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.


    If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.


                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                          AMOUNT TO BE     AGGREGATE PRICE    AGGREGATE OFFERING     AMOUNT OF
SECURITIES TO BE REGISTERED                      REGISTERED        PER UNITS(1)          PRICE(1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
9 7/8% Series B Capital Securities of
  Interpool
  Capital Trust...............................    $75,000,000          100%            $75,000,000        $22,727.25
------------------------------------------------------------------------------------------------------------------------
9 7/8% Series B Junior Subordinated Deferrable
  Interest Debentures of Interpool, Inc.(2)...
------------------------------------------------------------------------------------------------------------------------
Interpool, Inc. Series B Guarantee with
  respect
  to the 9 7/8% Series B Capital
  Securities(3)...............................
------------------------------------------------------------------------------------------------------------------------
    Total.....................................    $75,000,000          100%           $75,000,000(4)     $22,727.25(5)
========================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).
(2) No separate consideration will be received for the Series B Junior Subordinated Debentures of Interpool, Inc. distributed upon any liquidation of Interpool Capital Trust.

(3) This Registration Statement is deemed to cover rights of holders of Junior Subordinated Debentures under the Indenture (as defined herein), the rights of holders of Series B Capital Securities of Interpool Capital Trust under an Amended and Restated Declaration of Trust, the rights of holders of such Series B Capital Securities under the Series B Guarantee and certain back-up undertakings as described herein. The obligations of Interpool, Inc. under the Junior Subordinated Debentures, the Indenture, the Series B Guarantee and such back-up undertakings provide a full and unconditional guarantee of the Series B Capital Securities by Interpool, Inc.

(4) Such amount represents the liquidation amount of the Interpool Capital Trust Series B Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of Interpool Capital Trust.

(5) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                   SUBJECT TO COMPLETION, DATED JULY 25, 1997

PROSPECTUS

                            INTERPOOL CAPITAL TRUST
                               OFFER TO EXCHANGE

                       9 7/8% SERIES B CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FOR ANY AND ALL OUTSTANDING 9 7/8% SERIES A CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                           [IP LOGO] INTERPOOL, INC.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [DAY], [DATE], 1997, UNLESS EXTENDED BY INTERPOOL CAPITAL TRUST. As more fully described herein under "The Exchange Offer -- Expiration Date; Extensions; Amendment," the time the Exchange Offer expires (including extensions, if any, by the Trust) is referred to as the "Expiration Date."

     Interpool Capital Trust, a trust formed under the laws of the state of Delaware (the "Trust"), is hereby offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this prospectus (the "Prospectus") and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 Liquidation Amount of its 9 7/8% Series B Capital Securities (the "Exchange Capital Securities"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"), for each $1,000 liquidation amount of its outstanding 9 7/8% Series A Capital Securities (the "Private Capital Securities" and, collectively with the Exchange Capital Securities, the "Capital Securities"), of which $75,000,000 in aggregate principal amount was issued and sold on January 27, 1997 in a transaction exempt from registration under the Securities Act and is outstanding on the date hereof. Pursuant to the Exchange Offer, Interpool, Inc., a Delaware corporation ("Interpool" or the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Private Capital Securities (the "Private Guarantee"), for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) all of its 9 7/8% Series B Junior Subordinated Deferrable Interest Debentures (the "Exchange Junior Subordinated Debentures') for a like principal amount of its 9 7/8% Series A Junior Subordinated Deferrable Interest Debentures (the "Private Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Private Capital Securities, the Private Guarantee and the Private Junior Subordinated Debentures are collectively referred to herein as the "Private Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

     The form and terms of the Exchange Securities are substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the form and terms of the Private Securities, except that (i) the Exchange Capital Securities will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) the Exchange Capital Securities will not contain the $100,000 minimum liquidation amount transfer restriction, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution Rate thereon, (iv) the Exchange Junior Subordinated Debentures will not contain the $100,000 minimum liquidation amount transfer restriction, (v) the Exchange Junior Subordinated Debentures will not provide for any increase in the Distribution Rate thereon and (vi) holders of the Exchange Capital Securities will not be entitled to certain rights of holders of the Private Capital Securities under the Registration Rights Agreement (as defined), which rights will terminate upon consummation of the Exchange Offer. The Exchange Capital Securities will evidence the same obligations as the Private Capital Securities and will be issued pursuant to, and entitled to the benefits of, the Declaration and the Indenture (each as defined) governing the Private Capital Securities. The Exchange Offer is being made to satisfy the obligations of the Company under the Registration Rights Agreement relating to the Private Capital Securities. See "The Exchange Offer" and "Description of the Exchange Capital Securities." In the event that the Exchange Offer is consummated, any Private Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Amended and Restated Declaration of Trust.

     Holders of the Exchange Capital Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accruing from February 15, 1997 and payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 1998, at the annual rate of 9 7/8% of the Liquidation Amount of $1,000 per Exchange Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right to defer payments of interest on the Exchange Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Exchange Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Exchange Junior Subordinated Debentures. During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 9 7/8% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes even though such holders have not yet received cash payments attributable to such interest income. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."


     The Company will, through the Exchange Guarantee, the Common Guarantee, the Declaration, the Exchange Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Exchange Guarantee and the Common Guarantee will guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in either case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Guarantee." If the Company fails to make a required payment on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Exchange Guarantee and the Common Guarantee will not cover any payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Exchange Guarantee, the Common Guarantee and the Exchange Junior Subordinated Debentures will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness (as defined under "Description of Junior Subordinated Debentures -- Subordination"). At December 31, 1996, the Company's Senior Indebtedness totaled $602.7 million.

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Exchange Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to February 15, 2007, contemporaneously with the optional prepayment by the Company of the Exchange Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after February 15, 2007, contemporaneously with the optional prepayment by the Company of the Exchange Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Capital Securities -- Redemption."

     The Exchange Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Company (i) on or after February 15, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.9375% of the principal amount thereof on February 15, 2007, declining ratably on each February 15 thereafter to 100% on or after February 15, 2017, plus accrued interest thereon to the date of prepayment, or (ii) at any time prior to February 15, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable with respect to an optional redemption of the Exchange Junior Subordinated Debentures on February 15, 2007, together with scheduled payments of interest on the Exchange Junior Subordinated Debentures accruing from the prepayment date to and including February 15, 2007, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus, in either case (a) or (b) above, accrued interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Junior Subordinated Debentures -- Optional Prepayment" and "-- Special Event Prepayment."


     The Company will have the right at any time to terminate the Trust and cause a Like Amount of the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Exchange Capital Securities. Unless the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Exchange Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Capital
Securities -- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "Certain Federal Income Tax
Considerations -- Distribution of Junior Subordinated Debentures to Holders of Capital Securities."



     The Private Capital Securities were originally issued and sold in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A of the Securities Act. Accordingly, the Private Capital Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States or to a U.S. person unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Trust and the Company believe that the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Private Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Trust or the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Private Capital Securities directly from the Trust or the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (iii) a broker-dealer who acquired Private Capital Securities as a result of market making or other trading activities), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the holder is acquiring Exchange Capital Securities in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Capital Securities. Holders of Private Capital Securities wishing to accept the Exchange Offer must represent to the Trust and the Company, as required by the Registration Rights Agreement, that such conditions have been met. The Trust and the Company believe that none of the registered holders of the Private Capital Securities is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Trust or the Company.


     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Private Capital Securities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Private Capital Securities, where such Private Capital Securities were acquired by such broker-dealer as a result of market-making or other trading activities. The Trust has agreed to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer, upon request, for use in connection with any such resale, for a period of one year after the Registration Statement is declared effective by the Commission or until such earlier date on which all the Exchange Capital Securities are freely tradeable. However, any broker-dealer who acquired the Private Capital Securities directly from the Trust or the Company may not fulfill its prospectus delivery requirements with this Prospectus, but must comply with the registration and prospectus delivery requirements of the Securities Act. See "The Exchange
Offer -- Resale of the Exchange Capital Securities" and "Plan of Distribution."

     Neither the Trust nor the Company will receive any proceeds from, and both have agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. See "The Exchange Offer -- Resale of the Exchange Capital Securities."

     Prior to the Exchange Offer, there has been no public market for the Capital Securities. The Exchange Capital Securities will not be listed on any securities exchange. There can be no assurance that an active market for the Exchange Capital Securities will develop. To the extent that a market for the Exchange Capital Securities does develop the market value of the Exchange Capital Securities will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and certain other factors. Such conditions might cause the Exchange Capital Securities, to the extent they are traded, to trade at a significant discount from face value. In addition, any Private Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that the Private Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Private Capital Securities could be adversely affected. Following consummation of the Exchange Offer, the holders of Private Capital Securities will continue to be subject to the existing restrictions on transfer thereof and neither the Trust nor the Company will have any further obligation to such holders to provide for the registration under the Securities Act of the Private Capital Securities except under certain limited circumstances. See "The Exchange Offer -- Termination of Certain Rights."

     As used herein, (i) the "Indenture" means the Indenture, dated as of January 27, 1997, as amended and supplemented from time to time, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Debenture Trustee"), relating to the Private Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures, (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Company, as Sponsor, IBJ Schroder Bank & Trust Company, as Property Trustee (the "Property Trustee"), Delaware Trust Capital Management, Inc., as Delaware Trustee (the "Delaware Trustee"), and the Regular Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Exchange Guarantee" means the Guarantee Agreement relating to the Exchange Capital Securities between the Company and IBJ Schroder Bank & Trust Company, as guarantee trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Guarantee Agreement relating to the Common Securities between the Company and IBJ Schroder Bank & Trust Company, as guarantee trustee. In addition, as the context may require, (i) "Capital Securities" include the Private Capital Securities and the Exchange Capital Securities, (ii) "Trust Securities" include the Capital Securities and the Common Securities, (iii) "Junior Subordinated Debentures" includes the Private Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures, and (iii) "Guarantee" includes the Private Guarantee and the Exchange Guarantee.

     The Trust will accept for exchange any and all validly tendered Private Capital Securities not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Private Capital Securities may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Private Capital Securities being tendered or accepted for exchange; provided, however, Private Capital Securities may be tendered only in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Private Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Private Capital Security) in excess thereof. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Conditions."
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is                     , 1997

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE TRUST OR THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE CAPITAL SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR THE COMPANY. THE INFORMATION CONTAINED HEREIN IS AS OF THE DATE HEREOF AND SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL AT ANY TIME NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     IN MAKING AN INVESTMENT DECISION REGARDING THE SECURITIES OFFERED HEREBY, PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, THE TRUST AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE OFFERING IS BEING MADE ON THE BASIS OF THIS PROSPECTUS. ANY DECISION TO EXCHANGE SECURITIES IN THE EXCHANGE OFFER MUST BE BASED ON THE INFORMATION CONTAINED HEREIN.

     Except as described herein, the Exchange Capital Securities will be represented by global Exchange Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Exchange Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Exchange Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds.
                            ------------------------

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
Available Information...............................................................      1
Incorporation of Certain Documents by Reference.....................................      2
Forward Looking Statements..........................................................      2
Prospectus Summary..................................................................      3
Risk Factors........................................................................      9
The Company.........................................................................     15
Recent Developments.................................................................     16
Use of Proceeds.....................................................................     16
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and
  Preferred Stock Dividends.........................................................     16
Capitalization......................................................................     18
Accounting Treatment................................................................     18
Selected Financial Data.............................................................     19
Interpool Capital Trust.............................................................     21
The Exchange Offer..................................................................     21
Description of the Exchange Securities..............................................     30
Description of Private Securities...................................................     51
Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated
  Debentures and the Exchange Guarantee.............................................     51
Certain Federal Income Tax Considerations...........................................     53
ERISA Considerations................................................................     57
Plan of Distribution................................................................     57
Legal Matters.......................................................................     58
Experts.............................................................................     58

                             AVAILABLE INFORMATION


     Interpool, Inc. ("Interpool" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding Issuers who file electronically with the Commission. The address of that site is http://www.sec.gov.


     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activities other than holding as trust assets the Junior Subordinated Debenture, issuing the Trust Securities and engaging in incidental activities. See "Interpool Capital Trust," "Description of Exchange Capital Securities," "Description of Exchange Junior Subordinated Debentures" and "Description of Exchange Guarantee." In addition, the Company does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.


     The Company and the Trust have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Trust and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are necessarily summaries of the material elements of such contract, agreement or document, and with respect to each contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved. Each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus and made a part hereof:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and


          (c) the Company's Proxy Statement dated April 17, 1997 in connection with the Company's Annual Meeting of Stockholders in 1997.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents so incorporated. Any such request should be directed to Interpool, Inc., 211 College Road East, Princeton, New Jersey, 08540, Attention: Investor Relations. Telephone requests may be directed to (609) 452-8900.

                           FORWARD LOOKING STATEMENTS


     This Prospectus, including certain information incorporated by reference herein, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described under "Risk Factors." See also "The Company," "Summary Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (incorporated by reference). Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this Prospectus. Unless the context otherwise requires, all references herein to the "Trust" are to Interpool Capital Trust and all references herein to the "Company" or "Interpool" include Interpool, Inc. and its subsidiaries.

                                  THE COMPANY

     Interpool is one of the world's leading lessors of intermodal dry freight standard containers and is the second largest lessor of intermodal container chassis in the United States. At December 31, 1996, the Company's container fleet totaled approximately 301,000 twenty-foot equivalent units ("TEUs"), the industry standard measure of dimension for containers used in international trade, and its chassis fleet totaled approximately 57,000 chassis. The Company leases its containers and chassis to over 200 customers, including nearly all of the world's 20 largest international container shipping lines.


     The Company focuses on leasing dry freight standard containers and container chassis on a long-term basis in order to achieve high utilization of its equipment and stable and predictable earnings. From 1991 through 1994, the combined utilization rate of the Company's container and chassis fleets averaged at least 90%. At the end of 1995 and 1996, the combined utilization rate of the Company's container and chassis fleets was approximately 97%. Substantially all of the Company's newly acquired equipment is leased on a long-term basis, and approximately 91% of its total equipment fleet is currently leased on this basis. The remainder of the Company's equipment is leased under short-term agreements to satisfy customers' peak or seasonal requirements, generally at higher rates than under long-term leases. The Company concentrates on dry freight standard containers and chassis because such equipment may be more readily remarketed upon expiration of a lease than specialized equipment. In financing its equipment acquisitions, the Company generally seeks to meet debt service requirements from the leasing revenue generated by its equipment.


     The Company conducts its container and chassis leasing business through two subsidiaries, Interpool Limited and Trac Lease, Inc. ("Trac Lease"). Certain other United States equipment leasing activities are conducted through Interpool itself. The Company and its predecessors have been involved in the leasing of containers and chassis since 1968.

     The Company leases containers throughout the world, with particular emphasis on the Pacific Rim. The Company leases chassis to customers for use in the United States. The Company maintains contact with its customers through a worldwide network of offices, agents and sales representatives. The Company believes one of the key factors in its ability to compete effectively has been the long-standing relationships management has established with most of the world's large shipping lines. In addition, Interpool relies on its strong credit rating and low financing costs to maintain its competitive position.

                            INTERPOOL CAPITAL TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Company, as Sponsor, Delaware Trust Capital Management, Inc., as Delaware Trustee, and the three individual Regular Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 25, 1996. The Trust's business and affairs will be conducted pursuant to an amended and restated declaration of trust by the Issuer Trustees: IBJ Schroder Bank & Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and the three individual Regular Trustees, who are employees or officers of the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company, (iii) making Distributions to holders of the Trust Securities and (iv) engaging in only those other activities necessary, advisable or incidental thereto. Under no circumstances may the Trust undertake or engage in any business activities. The Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned by the Company.

                               THE EXCHANGE OFFER

The Exchange Offer.........  The Trust and the Company are hereby offering to exchange $1,000 principal amount of Exchange
                             Capital Securities for each $1,000 liquidation amount of Private Capital Securities that are properly tendered and accepted. Private Capital Securities may be tendered for exchange in whole of in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Securities) in excess thereof. The Trust and the Company will issue Exchange Capital Securities on or promptly after Expiration Date. As of the date hereof, $75,000,000 aggregate principal amount of Private Capital Securities are outstanding. See "The Exchange Offer -- Purpose of the Exchange Offer."

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Trust and the Company believe that the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Private Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Trust or the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Private Capital Securities directly from the Trust or the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (iii) a broker-dealer who acquired Private Capital Securities as a result of market making or other trading activities), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the holder is acquiring Exchange Capital Securities in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Capital Securities. Holders of Private Capital Securities wishing to accept the Exchange Offer must represent to the Trust and the Company, as required by the Registration Rights Agreement, that such conditions have been met. The Trust and the Company believe that none of the registered holders of the Private Capital Securities is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Trust or the Company.

                             Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Private Capital Securities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Private Capital Securities, where such Private Capital Securities were acquired by such broker-dealer as a result of market-making or other trading activities. The Trust and the Company have agreed to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer, upon request, for use in connection with any such resale, for a period of one year after the Registration Statement is declared effective by the Commission or until such earlier date on which all the Exchange Capital Securities are freely tradeable. However, any broker-dealer who acquired the Private Capital Securities directly from the Trust or the Company other than as a result of market-making activities or ordinary trading activities may not fulfill its prospectus delivery requirements with this Prospectus, but must comply with the registration and prospectus delivery requirements of the Securities Act. See "The Exchange Offer -- Resale of the Exchange Capital Securities."

Registration Rights
Agreement..................  The Private Capital Securities were sold by the
                             Trust on January 27, 1997 to Merrill Lynch & Co. Inc., Oppenheimer & Co., Inc. and Smith Barney Inc. (the "Initial Purchasers") pursuant to a Purchase Agreement, dated January 22, 1997, by and between the Trust and the Initial Purchasers (the "Purchase Agreement") at a purchase price of $1,000 per Capital Security. Pursuant to the Purchase Agreement, the Trust, the Company and the Initial Purchasers entered into a Registration Rights Agreement, dated as of January 27, 1997 (the "Registration Rights Agreement"), which grants the holders of the Private Capital Securities certain exchange and registration rights. The Exchange Offer is intended to satisfy such rights, which will terminate upon the consummation of the Exchange Offer except under certain limited circumstances. See "The Exchange
                             Offer -- Termination of Certain Rights."

                             Holders of Private Capital Securities who do not tender their Private Capital Securities in the Exchange Offer will continue to hold such Private Capital Securities and will be entitled to all the rights and limitations applicable thereto under the Declaration. All untendered, and tendered but not unaccepted Private Capital Securities will continue to be subject to the restrictions on transfer provided for in the Private Capital Securities and the Declaration. To the extent that Private Capital Securities are tendered and accepted in the Exchange Offer, the trading market, if any, for the Private Capital Securities could be adversely affected.

Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on                , 1997, unless
                             the Exchange Offer is extended by the Trust and the Company, in their sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions that may be waived by the Company and the Trust. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Private Capital Securities being tendered for exchange. See "The Exchange Offer -- Conditions."

Procedures for Tendering
Private Capital
  Securities...............  Each Holder of Private Capital Securities wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private Capital Securities and any other required documentation to IBJ Schroder Bank & Trust Company, as exchange agent (the "Exchange Agent") at its address set forth herein. By executing the Letter of Transmittal, the holder will represent to and agree with the Trust and the Company that, among other things, (i) the Exchange Capital Securities to be acquired by such holder of

                             Private Capital Securities in connection with the Exchange Offer are being acquired by such holder in the ordinary course of its business, (ii) such holder is not currently participating and has no arrangement or understanding with any person to participate in a distribution of the Exchange Capital Securities, (iii) if such holder is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Capital Securities, such holder will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Capital Securities acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters (see "The Exchange Offer -- Resale of Exchange Capital Securities"), (iv) such holder understands that a secondary resale transaction described in clause
                             (iii) above and any resales of Exchange Capital Securities obtained by such holder in exchange for Private Capital Securities acquired by such holder directly from the Trust or the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Commission and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Trust or the Company. If the holder is a broker-dealer that will receive Exchange Capital Securities for its own account in exchange for Private Capital Securities that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Capital Securities; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Procedures for Tendering."


Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Private Capital
                             Securities are registered in the name of a broker, commercial bank, trust company or other nominee and who wishes to tender such Private Capital Securities in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Capital Securities, either make appropriate arrangements to register ownership of the Private Capital Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering."

Guaranteed Delivery
Procedures.................  Holders of Private Capital Securities who wish to tender their Private Capital Securities and whose Private Capital Securities are not immediately available or who cannot deliver their Private Capital Securities, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Private Capital Securities according to the guaranteed delivery procedures set forth under "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Acceptance of the Private
  Securities and Delivery
  of the
  Exchange Capital
  Securities...............  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Trust and the Company will accept for exchange any and all Private Capital Securities that are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Capital Securities issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Private Capital Securities may be
                             withdrawn at any time prior to the Expiration Date. See "The Exchange Offer -- Withdrawal of Tenders."

Certain Federal Income Tax
  Considerations...........  For a discussion of certain material federal income tax considerations relating to the exchange of the Exchange Capital Securities for the Private Capital Securities, see "Certain Federal Income Tax Considerations."

Exchange Agent.............  IBJ Schroder Bank & Trust Company is serving as the
                             Exchange Agent in connection with the Exchange
                             Offer.

Use of Proceeds............  Neither the Trust not the Company will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds."


Risk Factors...............  Investors should carefully consider the risk factors relating to the Company and the Exchange Offer described on pages 9 through 14 of this Prospectus.


                    TERMS OF THE EXCHANGE CAPITAL SECURITIES

     The Exchange Offer applies to $75,000,000 aggregate principal amount of the Private Capital Securities. The form and terms of the Exchange Capital Securities are substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the form and terms of the Private Capital Securities, except that (i) the Exchange Capital Securities will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof (ii) the Exchange Capital Securities will not contain the $100,000 minimum liquidation amount transfer restriction,
(iii) the Exchange Capital Securities will not provide for any increase in the Distribution Rate thereon, (iv) the Exchange Junior Subordinated Debentures will not contain the $100,000 minimum liquidation amount transfer restriction, (v) the Exchange Junior Subordinated Debentures will not provide for any increase in the Distribution Rate thereon and (vi) holders of the Exchange Capital Securities will not be entitled to certain rights of holders of the Private Capital Securities under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Capital Securities will evidence the same obligations as the Private Capital Securities and will be issued pursuant to, and entitled to the benefits of, the Declaration and the Indenture governing the Private Capital Securities. The Exchange Offer is being made to satisfy the obligations of the Trust and the Company under the Registration Rights Agreement relating to the Private Capital Securities. For further information and for definitions of certain capitalized terms used below, see "The Exchange Offer" and "Description of the Exchange Capital Securities."

Securities Offered.........  75,000 9 7/8% Exchange Capital Securities
                             (Liquidation Amount $1,000 per Capital Security).


Distribution Dates.........  February 15 and August 15 of each year, commencing
                             February 15, 1998.

Extension Periods..........  Distributions on Exchange Capital Securities will be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of Exchange Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."


Ranking....................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Exchange Capital
                             Securities -- Subordination of Common Securities." The Junior Subordinated Debentures will rank pari passu with all other junior subordinated debentures that may be issued by the Company ("Other Debentures"), which will be issued and sold (if at all) to other trusts that may be established by the Company (if any), in each case similar to the Trust ("Other Trusts"), and will constitute unsecured obligations of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Exchange Junior Subordinated Debentures." The Exchange Guarantee will rank pari passu with all other guarantees (if any) that may be issued by the Company with respect to capital securities or preferred securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee. See "Description of Exchange Guarantee." At December 31, 1996, the Company's Senior Indebtedness totaled $602.7 million.

Redemption.................  The Trust Securities will be subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures, (ii) in whole but not in part, at any time prior to February 15, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Company upon the occurrence and continuation of a Special Event and (iii) in whole or in part, on or after February 15, 2007, contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of Capital
                             Securities -- Redemption."


Ratings....................  The Capital Securities will be rated "BBB" by Fitch
                             Investors Service, L.P., "BBB-" by Duff & Phelps Ratings Corporation, "BB+" by Standard & Poor's Ratings Services and "ba2" by Moody's Investors Service, Inc.


Absence of Market for the
  Exchange Capital
  Securities...............  There is currently no market for the Exchange
                             Capital Securities. Although the Initial Purchasers have informed the Trust and the Company that they each currently intend to make a market in the Exchange Capital Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Trust and the Company have not yet determined whether they will apply to list the Capital Securities on the New York Stock Exchange. See "Plan of Distribution."

                                  RISK FACTORS

     Prospective investors should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters in connection with the Exchange Offer and the Exchange Capital Securities offered hereby.

RISK FACTORS RELATING TO THE EXCHANGE CAPITAL SECURITIES

 Ranking of Subordinated Obligations Under the Exchange Guarantee and the Exchange Junior Subordinated Debentures

     The obligations of the Company under the Exchange Guarantee issued by it for the benefit of holders of Exchange Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured, will rank subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and will rank pari passu with obligations to or rights of the Company's other general unsecured creditors, except that, in the case of a bankruptcy or insolvency proceeding, the Company's obligations under the Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company. As of December 31, 1996, Senior Indebtedness of the Company aggregated $602.7 million. The Company's operations are largely conducted by its subsidiaries. The right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. At December 31, 1996, such subsidiaries had total indebtedness to third parties of $431.6 million (over 95% of which was included in Senior Indebtedness of the Company at that date). Accordingly, the Junior Subordinated Debentures, as well as the Company's obligations under the Guarantee, will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. There are no terms in the Capital Securities, the Junior Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of Exchange
Securities -- Description of the Guarantee -- Status of the Guarantee" and
"-- Description of Exchange Junior Subordinated Debentures -- Subordination."

     The Trust's ability to make Distributions and other payments on the Capital Securities is solely dependent upon the Company making interest and other payments on the Junior Subordinated Debentures as and when required. Accordingly, if the Company were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of a default or as a result of the Company's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and therefore would not make payments on the Trust Securities.

  Option to Extend Interest Payment Period; Tax Considerations

     So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 9 7/8% per annum, compounded semi-annually), from the relevant payment date for such Distributions during any such Extension Period.

     The Company may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9 7/8, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date."


     Should the Company exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, during an Extension Period, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and "-- Disposition of Capital Securities."


     Should the Company elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Company's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities that are not subject to such deferrals.

  Special Event Redemption or Distribution

     Upon the occurrence and continuation of a Tax Event or an Investment Company Act Event (each as defined herein and each, a "Special Event"), the Company will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) prior to February 15, 2007 at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Capital Securities at the Special Event Redemption Price. The Company also will have the right at any time to terminate the Trust and, after satisfaction of claims of creditors as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities, subject to certain conditions. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Redemption" and "-- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures."

  Possible Tax Law Changes Affecting the Capital Securities


     President Clinton's fiscal 1998 budget proposal contained provisions which if enacted would treat as equity for United States federal income tax purposes instruments that have a maximum term of more than 15 years and that are not shown as indebtedness on the balance sheet of the issuer. These provisions would apply to instruments issued after the date of first committee action. Since the exchange of Private Securities for the Exchange Securities should not be a taxable event, it is not anticipated that the Junior Subordinated Debentures would be treated as reissued and that such provisions, as currently proposed, would apply to the Junior Subordinated Debentures. However, there can be no assurance that any legislation implementing these provisions or that future proposals or legislation will not adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Such a change in the tax law could give rise to a Tax Event (as defined under "Description of Exchange Junior Subordinated Debentures -- Special Event Prepayment"), which would permit the Company to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Redemption,"
"-- Description of Exchange Junior Subordinated Debentures -- Special Event Prepayment" and "Certain Federal Income Tax Considerations -- Proposed Tax Legislation."

  Possible Adverse Effect on Market Prices

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that an investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures."

  Rights Under the Guarantee

     IBJ Schroder Bank & Trust Company will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. IBJ Schroder Bank & Trust Company will also act as Property Trustee and as Debenture Trustee under the Indenture. Delaware Trust Capital Management, Inc. will act as Delaware Trustee under the Declaration. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor on such date and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust on such date. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated
Debentures -- Enforcement of Certain Rights by Holders of Exchange Capital Securities" and "-- Debenture Events of Default" and "-- Description of Exchange Guarantee." The Declaration will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

  Limited Voting Rights

     Holders of Capital Securities generally will have limited voting rights relating only to the modification of the terms of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities, except as described under "Description of Exchange Securities -- Description of Exchange Capital Securities -- Removal of Issuer Trustees." See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Voting Rights; Amendment of the Declaration."

  Consequences of a Failure to Exchange Private Capital Securities

     The Private Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Private Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Private Capital Securities which remain outstanding will not be entitled to any rights to have such Private Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Private Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Private Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Private Capital Securities could be adversely affected.

     The Exchange Capital Securities and any Private Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage is outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Voting Rights; Amendment of the Declaration."


     The Private Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been declared effective by July 26, 1997, the Distribution rate borne by the Private Capital Securities commencing on July 27, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Private Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Private Capital Securities."


  Absence of Public Market

     The Private Capital Securities were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Private Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Private Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Private Capital Securities). Exchange Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one Exchange Capital Security) or integral multiples thereof. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Private Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

     If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Capital Securities may trade at a discount.

     Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Private Capital Securities, where such Private Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

  Exchange Offer Procedure

     Issuance of the Exchange Capital Securities in exchange for Private Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Private Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Private Capital Securities desiring to tender such Private Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Private Capital Securities for exchange.

RISK FACTORS RELATING TO THE COMPANY

  Cyclicality of World Trade

     The demand for the Company's containers and chassis primarily depends upon levels of world trade of finished goods and component parts. Recessionary business cycles, as well as political conditions, the status of trade agreements and international conflicts, can have an impact on the operating results of the Company. The demand for leased chassis also depends upon domestic economic conditions and import-export volumes. In addition, operating costs such as storage and repair and maintenance costs increase as utilization decreases. When the volume of world trade decreases, the Company's business of leasing containers and chassis may be adversely affected as the demand for such equipment is reduced. Suppliers of leased containers and chassis, such as the Company, are dependent upon decisions by shipping lines and other transportation companies to lease rather than buy their equipment. Most of these factors are outside the control of the Company. A substantial decline in world trade may also adversely affect the Company's customers, leading to possible defaults and the return of equipment prior to the end of a lease term. The Company expects that the maritime container industry would be adversely affected during an economic downturn.

  Competition

     The transportation equipment leasing industry is highly competitive. The Company competes with numerous domestic and foreign leasing companies, some of which are much larger than the Company, or are divisions of much larger companies, and have larger equipment fleets and greater financial resources than the Company. In addition, if the available supply of intermodal transportation equipment were to increase significantly as a result of, among other factors, new companies entering the business of leasing and selling such equipment, the Company's competitive position could be adversely affected.

  Eligibility for Tax Benefits under U.S.-Barbados Tax Treaty

     The Company currently receives certain tax benefits under an income tax convention (the "Tax Convention") between the United States and Barbados, the jurisdiction in which the Company's subsidiary Interpool Limited is incorporated. There can be no assurance that at some future date the Tax Convention will not be modified in a manner adverse to the Company or repealed in its entirety, nor can there be any assurance that the Company will continue to be eligible for such tax benefits.

  Risk of Manufacturing in China

     China is currently the largest container producing nation in the world and the Company currently purchases a substantial majority of its containers from manufacturers in China. In the event that it were to become more expensive for the Company to procure containers in China or to transport these containers at a low cost from China to the locations where needed by customers, either because of increased tariffs imposed by the United States or other governments or for any other reason, the Company would have to seek alternative sources of supply. Although the Company believes it has strong relationships with many manufacturers throughout the world, there can be no assurance that upon the occurrence of such an event the Company would be able to make alternative arrangements quickly to meet its equipment needs, nor can there be any assurance that such alternative arrangements would not increase the costs to the Company.


  Volatility of Residual Value of Equipment



     Although the Company's operating results primarily depend upon equipment leasing, the Company's profitability is also affected by the residual values (either for sale or continued operation) of its containers and chassis upon expiration of its leases. These values, which can vary substantially, depend upon, among other factors, the maintenance standards observed by lessees, the need for refurbishment, the ability of the Company to remarket equipment, the cost of comparable new equipment, the availability of used equipment, rates of inflation, market conditions, the costs of materials and labor and the obsolescence of the equipment. Most of these factors are outside the control of the Company.


  Control of the Company


     Currently, approximately 65% of the Company's common stock is owned, directly or indirectly, in the aggregate by Warren L. Serenbetz, Martin Tuchman, Raoul J. Witteveen and Arthur L. Burns, each of whom is a director of and/or either an executive officer of or a consultant to the Company, and certain members of their immediate families. Such individuals, either directly or indirectly, have the ability to elect all of the members of the Board of Directors of the Company and to control the outcome of all matters submitted to a vote of the Company's stockholders. Messrs. Serenbetz, Tuchman, Witteveen and Burns, as well as certain family members and affiliated entities, are parties to a Stockholders Agreement that imposes certain restrictions on their ability to dispose of their shares of the Company's common stock and requires them to vote for the re-election of Messrs. Serenbetz, Tuchman, Witteveen and Burns as directors of the Company. In addition, the Company's Restated Certificate of Incorporation and Restated Bylaws contain provisions that may discourage acquisition bids for the Company.


  Dependence Upon Management


     The Company's growth and continued profitability are dependent upon, among other things, the abilities, experience and continued service of certain members of its senior management, particularly Martin Tuchman, its Chairman and Chief Executive Officer, and Raoul J. Witteveen, its President, Chief Operating Officer and Chief Financial Officer. Each of Messrs. Tuchman and Witteveen holds, either directly or indirectly, a substantial equity interest in the Company and also is a director of the Company. There can be no assurance, however, that the Company will be able to retain the services of either of Messrs. Tuchman or Witteveen. The loss of either such individual could adversely affect the Company's business and prospects.

                                  THE COMPANY

     Interpool is one of the world's leading lessors of intermodal dry freight standard containers and is the second largest lessor of intermodal container chassis in the United States. At December 31, 1996, the Company's container fleet totaled approximately 301,000 twenty-foot equivalent units ("TEUs"), the industry standard measure of dimension for containers used in international trade, and its chassis fleet totaled approximately 57,000 chassis. The Company leases its containers and chassis to over 200 customers, including nearly all of the world's 20 largest international container shipping lines.


     The efficiencies and cost savings inherent in intermodal transportation of containerized cargo have facilitated the dramatic growth of international trade. Intermodal transportation permits movement of cargo in a standard steel container by means of a combination of ship, rail and truck without unpacking and repacking of the contents during transit. The world's dry freight standard container fleet has grown from fewer than .4 million TEUs in 1970 to approximately 8.7 million TEUs by mid-1996. During the twelve month period ending in mid-1996 approximately 1.3 million TEUs were produced, of which 0.4 million have been estimated as replacements of older containers. Concurrently with this growth of the world's container fleet, the domestic chassis fleet has grown to accommodate the increased container traffic. Leasing companies have played a significant role in the growth of intermodal transportation, supplying approximately half of the world's container and chassis requirements.


     The Company focuses on leasing dry freight standard containers and container chassis on a long-term basis in order to achieve high utilization of its equipment and stable and predictable earnings. From 1991 through 1994, the combined utilization rate of the Company's container and chassis fleets averaged at least 90%. At the end of 1995 and 1996, the combined utilization rate of the Company's container and chassis fleets was approximately 97%. Substantially all of the Company's newly acquired equipment is leased on a long-term basis, and approximately 91% of its total equipment fleet is currently leased on this basis. The remainder of the Company's equipment is leased under short-term agreements to satisfy customers' peak or seasonal requirements, generally at higher rates than under long-term leases. The Company concentrates on dry freight standard containers and container chassis because such equipment may be more readily remarketed upon expiration of a lease than specialized equipment. In financing its equipment acquisitions, the Company generally seeks to meet debt service requirements from the leasing revenue generated by its equipment.


     The Company conducts its container and chassis leasing business through two subsidiaries, Interpool Limited and Trac Lease, respectively. Certain other United States equipment leasing activities are conducted through Interpool itself.


     The Company and its predecessors have been involved in the leasing of containers and chassis since 1968. The Company leases containers throughout the world, with particular emphasis on the Pacific Rim. The Company leases chassis to customers for use in the United States. The Company maintains contact with its customers through a worldwide network of offices, agents and sales representatives. The Company believes one of the key factors in its ability to compete effectively has been the long-standing relationships management has established with most of the world's large shipping lines. In addition, Interpool relies on its strong credit rating and low financing costs to maintain its competitive position.

     From time to time the Company considers possible acquisitions of complementary businesses and asset portfolios.

     The Company is a Delaware corporation formed in February 1988 with its principal executive offices located at 211 College Road East, Princeton, New Jersey 08540. Its telephone number is (609) 452-8900.

                              RECENT DEVELOPMENTS



     On July 24, 1997, the Company entered into a Purchase Agreement with Smith Barney Inc. under which the Company will sell $150 million principal amount of its 7.35% Notes Due 2007 (the "Senior Notes") in a private transaction exempt from registration under the Securities Act. The sale of the Senior Notes is expected to close on July 29, 1997. The Company intends to use the net proceeds from the sale of the Senior Notes to repay all outstanding borrowings under the Company's revolving credit agreement and for other general corporate purposes, including, but not limited to, the purchase of equipment, acquisitions and/or working capital. As of March 31, 1997 and July 15, 1997, outstanding borrowings under the revolving credit agreement totaled $40.0 million and $48.0 million, respectively. As a result of the anticipated sale of the Senior Notes, the Company expects its senior debt to increase by approximately $100 million.



     The Company may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Company in light of its needs at such time or times and in light of prevailing market conditions. In the ordinary course of business, the Company purchases equipment and, on a regular basis, considers acquisition opportunities, although no such acquisitions are currently pending.


                                USE OF PROCEEDS


     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Private Capital Securities as described in this Prospectus, the Trust will receive Private Capital Securities in like Liquidation Amount. The Private Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.


     The proceeds to the Trust (without giving effect to expenses of the offering payable by the Company) from the offering of the Private Capital Securities was $75,000,000. All of the proceeds from the sale of Private Capital Securities was invested by the Trust in the Private Junior Subordinated Debentures. The Company used $52.9 million of the net proceeds from the sale of the Private Junior Subordinated Debentures to redeem 509,964 shares of 5 3/4% Preferred Stock having an aggregate liquidation preference of $51.0 million. The remaining net proceeds of $20.4 million were invested in interest bearing accounts and were used to retire indebtedness.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated.


                                                                                                          THREE MONTHS
                                                  YEARS ENDED DECEMBER 31,                              ENDED MARCH 31,
                        ----------------------------------------------------------------------------  --------------------
                          1992       1992        1993       1994       1995       1996       1996       1997       1997
                        --------   ---------   --------   --------   --------   --------   ---------  --------   ---------
                        (ACTUAL)     (PRO      (ACTUAL)   (ACTUAL)   (ACTUAL)   (ACTUAL)     (PRO     (ACTUAL)     (PRO
                                   FORMA)(1)                                               FORMA)(2)             FORMA)(2)
                                                              (DOLLARS IN THOUSANDS)
Ratio of earnings to
  fixed charges(3).....   1.8x        1.8x       2.4x       2.2x       1.9x       1.9x        1.7x       1.8x        1.7x
Ratio of earnings to
  combined fixed
  charges and preferred
  stock dividends(4)...   1.8x        1.8x       2.4x       2.2x       1.8x       1.8x        1.7x       1.7x        1.7x

---------------
(1) The 1992 pro forma ratios give effect to (a) the recapitalization of Trac Lease (effected in July 1992), and (b) the acquisition of Trac Lease and the minority interest in Interpool Limited (effected in 1993), as if these transactions had been consummated as of January 1, 1992.


(2) The pro forma ratios give effect to the consummation of the offering of the Private Capital Securities and to the use by the Company of $52.9 million of the net proceeds of the issuance of the Junior Subordinated

    Debentures to retire 509,964 shares of 5 3/4% Preferred Stock, as if such transactions had occurred on the first day of the period indicated; the remaining net proceeds from the sale of the Junior Subordinated Debentures of $20.4 million are treated as if invested in interest bearing accounts earning 5% per annum. The pro forma ratios do not give effect to the planned sale of the Senior Notes described under "Recent Developments."


(3) For the purpose of calculating the ratio of earnings to fixed charges, (i) earnings consist of income before provision for income taxes, extraordinary items and fixed charges and (ii) fixed charges consist of interest expense and 75% of rental payments under operating leases (an amount estimated by management to be the interest component of such rentals).

(4) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, (i) earnings consist of income before provision for income taxes, extraordinary items and fixed charges and (ii) fixed charges consist of interest expense and 75% of rental payments under operating leases (an amount estimated by management to be the interest component of such rentals). No preferred stock dividends were paid prior to 1995.

                                 CAPITALIZATION


     The following table sets forth the unaudited consolidated capitalization of the Company at March 31, 1997, which reflects the consummation of the offering of the Private Capital Securities and the application of $52.9 million of the net proceeds to the Company to redeem 509,964 shares of the Company's 5 3/4% Preferred Stock. The remaining net proceeds of $20.4 million were invested in interest bearing accounts and were used to retire certain indebtedness. This table does not give effect to the planned sale of the Senior Notes described under "Recent Developments." The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."



                                                                              AT MARCH 31, 1997
                                                                            ----------------------
                                                                            (DOLLARS IN THOUSANDS)
Short-term debt (including current portion of long-term debt and capital
  lease obligations)......................................................         $ 73,084
                                                                                   ========
Long-term debt:
Senior debt and capital lease obligations (less current portion)..........         $524,688
                                                                                   --------
          Total long-term debt and capital lease obligations..............          524,688
                                                                                   --------
Company-obligated mandatorily redeemable preferred securities in subsidiary grantor trusts (holding solely junior subordinated deferrable interest debentures of the Company) (75,000 shares 9 7/8% Capital
  Securities outstanding, liquidation preference $75,000)(1)..............           75,000
Stockholders' equity:
     Preferred stock, par value $0.001 per share, 1,000,000 shares
      authorized; none issued.............................................               --
     Common stock, par value $0.001 per share, 100,000,000 shares
      authorized; 27,551,728 shares issued and outstanding................               28
     Additional paid-in capital...........................................          124,046
     Retained earnings....................................................          109,860
     Net unrealized gain on marketable securities.........................              465
                                                                                   --------
          Total stockholders' equity......................................          234,399
                                                                                   --------
          Total capitalization............................................         $834,087
                                                                                   ========


---------------

(1) As described herein, the sole asset of Interpool Capital Trust is the $77,320,000 aggregate principal amount of the Company's 9 7/8% Junior Subordinated Deferrable Interest Debentures due February 15, 2027.



                              ACCOUNTING TREATMENT



     The financial statements of the Trust will be consolidated with the Company's financial statements. The Capital Securities will be presented on the Company's balance sheet as a separate line item entitled "Company Obligated Mandatorily Redeemable Preferred Securities in Subsidiary Grantor Trusts." All future reports of the Company filed with the Commission under the Securities Exchange Act of 1934 will present the Capital Securities on the consolidated balance sheet as a separate line item entitled "Company Obligated Mandatorily Redeemable Preferred Securities in Subsidiary Grantor Trusts (holding solely junior subordinated deferrable interest debentures of the Company)." The Company will include in a footnote to its financial statements filed with the Commission disclosure that the sole assets of the Trust are the Junior Subordinated Debentures (specifying the principal amount, interest rate, and maturity date of Junior Subordinated Debentures held). In addition, the Company will include in an audited footnote to its year-end financial statements, disclosure that (i) the Trust is wholly-owned; (ii) the sole assets of the Trust are the Junior Subordinated Debentures (specifying the principal amount, interest rate and maturity date of the Junior Subordinated Debentures); and (iii) obligations of the Company under the Junior Subordinated Debentures, the Indenture, the Guarantee and the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Preferred Securities.

                            SELECTED FINANCIAL DATA


     The following table sets forth selected historical and pro forma consolidated financial data for the Company, for the periods and at the dates indicated. The historical financial data for each of the five years in the period ended December 31, 1996, and at December 31, 1992, 1993, 1994, 1995 and 1996, have been derived from and are qualified by reference to the historical consolidated financial statements that have been audited and reported upon by Arthur Andersen LLP, independent public accountants. The historical financial data for the three months ended, and at, March 31, 1996 and 1997 have been derived from the unaudited financial statements of the Company. The historical financial information for the three months ended, and at, March 31, 1996 and 1997 reflects, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results for the interim period. This information should be read in conjunction with the historical consolidated financial statements of the Company and the notes thereto and the other financial information included elsewhere or incorporated by reference in this Prospectus. The historical financial information for the three months ended March 31, 1997 is not necessarily indicative of results for the full year ending December 31, 1997. For information about the Company's planned sale of Senior Notes, see "Recent Developments."



                                                                                                              THREE MONTHS
                                                                YEAR ENDED DECEMBER 31,                      ENDED MARCH 31,
                                              -----------------------------------------------------------   -----------------
                                                         1992      1993      1994     1995(2)    1996(3)     1996      1997
                                                        -------   -------   -------   --------   --------   -------   -------
                                                          PRO
                                               1992     FORMA(1)
                                              -------   -------
                                              ACTUAL
                                              -------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues....................................  $41,117   $74,538   $79,526   $92,272   $127,925   $147,148   $35,179   $38,176
Income before extraordinary items...........  $10,115   $13,946   $20,004   $24,102   $ 29,545   $ 34,196   $ 6,056   $ 9,094
Income per share before extraordinary items
  and premium paid on redemption of
  preferred stock in 1997(4)(5):
    Primary.................................  $  0.57   $  0.77   $  0.86   $  0.93   $   1.08   $   1.21   $  0.28   $  0.30
    Fully diluted...........................      N/A       N/A       N/A   $  0.87   $   1.01   $   1.15   $  0.27       N/A
Weighted average shares outstanding:
    Primary.................................   17,777    18,191    23,180    25,953     26,193     26,726    26,342    27,491
    Fully diluted...........................      N/A       N/A       N/A    30,326     30,834     31,820    30,884       N/A



                                                                       YEAR ENDED                 THREE MONTHS ENDED
                                                                    DECEMBER 31, 1996               MARCH 31, 1997
                                                                    -----------------             ------------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
PRO FORMA DATA:(6)
Income before extraordinary items.................................       $30,396                       $  8,846
Income per share before extraordinary items and premium paid on
  redemption of preferred stock in 1997(7)(8).....................       $  1.16                       $   0.31
Weighted average shares outstanding(8)............................        28,322                         28,714



                                                               AT DECEMBER 31,
                                  -------------------------------------------------------------------------     AT MARCH 31,
                                                 1992         1993         1994         1995         1996           1997
                                               --------     --------     --------     --------     --------     ------------
                                                 PRO
                                    1992       FORMA(1)
                                  --------     --------
                                   ACTUAL
                                  --------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, short-term investments and
  marketable securities.........  $ 33,585     $ 29,906     $124,574     $107,398     $ 70,661     $ 70,055       $ 63,724
Total assets....................   203,509      277,554      435,984      664,792      851,600      939,418        942,974
Total debt and capital lease
  obligations(9)................   149,846      202,737      278,397      482,323      571,102      602,704        597,772
Stockholders' equity............    34,555       46,850      133,454      156,147      246,690      280,546        234,399



(footnotes on following page)

(Dollars in thousands, except per share amounts)



(1) The 1992 pro forma financial data give effect to (a) the recapitalization of Trac Lease (effected in July 1992), and (b) the acquisition of Trac Lease and the minority interest in Interpool Limited (effected in 1993), as if these transactions had been consummated as of January 1, 1992.



(2) The 1995 income statement data exclude the extraordinary gain of $2,422 net of taxes resulting from the exchange of $67,436 of the Company's 5 1/4% Convertible Exchangeable Subordinated Notes due 2018 into shares of the Company's 5 3/4% Cumulative Convertible Preferred Stock (the "5 3/4% Preferred Stock").



(3) The 1996 income statement data include a non-cash and non-recurring charge of $2,392 representing cumulative unpaid dividends of the Company's subsidiary Trac Lease which resulted from the acquisition of the outstanding preferred stock of Trac Lease through the issuance of shares of the Company's 5 3/4% Preferred Stock.


(4) In connection with its initial public offering in May 1993, the Company ceased to be a Subchapter "S" corporation for federal income tax purposes and thereafter became subject to federal income taxes. The Company's financial statements for the years ended December 31, 1991 through 1993 include a pro forma provision for taxes as if the Company had been subject to federal income taxes for such periods.


(5) Restated to give effect to a three-for-two stock split effective March 27, 1997.



(6) The pro forma information gives effect to the completion of the offering of the Private Capital Securities and to the use by the Company of $52,871 of the net proceeds of the issuance of the Junior Subordinated Debentures to retire 509,964 shares of 5 3/4% Preferred Stock, as if such transactions had occurred on the first day of the period indicated; the remaining net proceeds from the sale of the Junior Subordinated Debentures of $20,429 are treated as if invested in interest bearing accounts earning 5% per annum. The pro forma information does not give effect to the planned sale of the Senior Notes described under "Recent Developments."



(7) Pro forma income per share before extraordinary items and premium paid on redemption of preferred stock does not reflect a one-time charge of approximately $0.24 per share which resulted from the excess of the redemption price of 509,964 shares of 5 3/4% Preferred Stock over the carrying amount and an extraordinary loss of $0.01 per share on retirement of debt. The charge on the redemption of preferred stock has been reflected as a reduction in retained earnings.



(8) Pro forma income per share before extraordinary items and premium paid on redemption of preferred stock has been determined using the weighted average shares outstanding on a primary basis. The impact of full dilution on income per share would not be material.



(9) Debt at December 31, 1993 and 1994 included $60,000 and $67,600, respectively, of the Company's 5 1/4% Convertible Exchangeable Subordinated Notes due 2018.

                            INTERPOOL CAPITAL TRUST


     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of November 25, 1996, executed by the Company, as Sponsor, the Delaware Trustee and the Regular Trustees named therein (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 25, 1996. The Initial Declaration was replaced by an amended and restated declaration of trust executed on January 27, 1997 by the Company, as Sponsor, and the Issuer Trustees (as defined herein) (the "Declaration"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent beneficial interests in the assets of the Trust, (ii) using the proceeds of the sale of the Trust Securities to acquire the Junior Subordinated Debentures,
(iii) making Distributions to holders of the Trust Securities and (iv) engaging in only those other activities necessary, advisable or incidental thereto. Under no circumstances may the Trust undertake or engage in any business activities. The Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default under the Declaration, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of Capital
Securities -- Subordination of Common Securities." The Company acquired Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years but may terminate earlier as provided in the Declaration. The Trust's business and affairs will be conducted by its trustees, each appointed by the Company as holder of the Common Securities. The trustees of the Trust will be IBJ Schroder Bank & Trust Company, as the Property Trustee, Delaware Trust Capital Management, Inc., as the Delaware Trustee, and three Regular Trustees who are employees or officers of the Company. IBJ Schroder Bank & Trust Company, as Property Trustee, will act as sole indenture trustee under the Declaration. IBJ Schroder Bank & Trust Company will also act as Debenture Trustee under the Indenture and Guarantee Trustee under the Guarantee. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Regular Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. The Declaration provides that it may be amended without the consent of holders of the Capital Securities to cure any ambiguity, to correct or supplement inconsistent provisions in the Declaration or to make any other provisions with respect to matters or questions arising under the Declaration, provided that such action shall not adversely affect in any material respect the interests of the holders of the Capital Securities. In addition, subject to certain conditions, the Declaration may be amended with the consent of holders representing a majority of the outstanding Trust Securities. However, certain provisions of the Declaration may not be amended without the consent of each holder. The Company will pay, directly or indirectly, all fees, expenses, debts and obligations related to the Trust and the offering of the Capital Securities, including all ongoing costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities). The principal executive office of the Trust is c/o Interpool, Inc., 211 College Road East, Princeton, New Jersey 08540.


                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Private Capital Securities were sold by the Company on January 27, 1997 (the "Issue Date") to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Private Capital Securities to (i) "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A"), in reliance on Rule 144A and (ii) to institutional "accredited investor" within the meaning of subparagraph (a)(1), (2) (3) or (7) of Rule 501 under the Securities Act. As a condition to the sale of the Private Capital Securities, the Trust, the Company and the Initial Purchasers entered into the Registration Rights Agreement on January 27, 1997. Pursuant to the Registration Rights Agreement, the Trust and the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a Registration Statement under the Securities Act with respect to the Exchange Capital Securities within 150 days after the Issue Date, (ii) use its best efforts to cause such Registration Statement to become effective under the Securities Act within 180 days after the Issue Date and (iii) use its best efforts to consummate the Exchange Offer within 30 business days after the Registration Statement has become effective. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement. The Registration Statement is intended to satisfy certain of the Trust's and the Company's obligations under the Registration Rights Agreement and the Purchase Agreement.

RESALE OF THE EXCHANGE CAPITAL SECURITIES

     With respect to the Exchange Capital Securities, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Trust and the Company believe that a holder (other than (i) a broker-dealer who purchased such Exchange Capital Securities directly from the Trust or the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) any such holder that is an "affiliate" of the Trust or the Company within the meaning of Rule 405 under the Securities Act or (iii) a broker-dealer who acquired Private Capital Securities as a result of market making or other trading activities) who exchanges Private Capital Securities for Exchange Capital Securities in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Capital Securities, will be allowed to resell Exchange Capital Securities to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Capital Securities a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Capital Securities in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Capital Securities or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Private Capital Securities, where such Private Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Private Capital Securities where such Private Capital Securities were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Trust and the Company have agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of one year after the Registration Statement is declared effective or until such earlier date on which the Exchange Capital Securities are freely tradable. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Trust and the Company will accept any and all Private Capital Securities validly tendered and not withdrawn prior to the Expiration Date. The Trust will issue $1,000 Liquidation Amount of Exchange Capital Securities in exchange for each $1,000 Liquidation Amount of outstanding Private Capital Securities surrendered pursuant to the Exchange Offer. Private Securities may be tendered in whole or in part in a

Liquidation Amount of not less than $100,000 (100 Private Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Private Security) in excess thereof.

     The form and terms of the Exchange Capital Securities are the same as the form and terms of the Private Capital Securities except that (i) the exchange will be registered under the Securities Act and, therefore, the Exchange Capital Securities will not bear legends restricting the transfer thereof (ii) the Exchange Capital Securities will not contain the $100,000 minimum liquidation amount transfer restriction, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution Rate thereon, (iv) the Exchange Junior Subordinated Debentures will not contain the $100,000 minimum liquidation amount transfer restriction, (v) the Exchange Junior Subordinated Debentures will not provide for any increase in the Distribution Rate thereon and (vi) holders of the Exchange Capital Securities will not be entitled to any of the rights of holders of Private Capital Securities under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer except under certain limited circumstances. See "-- Termination of Certain Rights." The Exchange Capital Securities will evidence the same obligations as the Private Capital Securities (which they replace) and will be issued under, and be entitled to the benefits of, the Declaration and the Indenture, which also authorized the issuance of the Private Capital Securities, such that both series of Securities will be treated as a single class of securities under the Declaration and the Indenture.

     As of the date of this Prospectus, $75,000,000 in aggregate Liquidation Amount of the Private Capital Securities are outstanding, $74,900,000 aggregate Liquidation Amount of which are registered in the name of Cede & Co., as nominee for DTC, and $100,000 aggregate Liquidation Amount of which are registered in the name of Merrill Lynch & Co. Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated. Only a registered holder of the Private Capital Securities (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Property Trustee under the Declaration may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Private Capital Securities entitled to participate in the Exchange Offer.

     Holders of the Private Capital Securities do not have any appraisal or dissenters' rights under the Declaration in connection with the Exchange Offer. The Trust and the Company intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Trust and the Company shall be deemed to have accepted validly tendered Private Capital Securities when, as and if the Trust and the Company have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Capital Securities for the purposes of receiving the Exchange Capital Securities from the Trust and the Company.

     Holders who tender Private Capital Securities in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Capital Securities pursuant to the Exchange Offer. The Trust and the Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time on
          , 1997, unless the Trust and the Company, in their sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Trust and the Company will (i) notify the Exchange Agent of any extension by oral or written notice, (ii) mail to the registered holders an announcement thereof and (iii) issue a press release or other public announcement, which shall include disclosure of the approximate number of Private Capital Securities deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Trust and the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Trust and the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     The Trust and the Company reserve the right, in their reasonable discretion, (i) to delay accepting any Private Capital Securities, (ii) to extend the Exchange Offer or (iii) if any conditions set forth below under "-- Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Trust and the Company to constitute a material change, the Trust and the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Trust and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES


     Holders of Private Capital Securities whose Private Capital Securities are accepted for exchange will not receive Distributions on such Private Capital Securities and will be deemed to have waived the right to receive any Distributions on such Private Capital Securities accumulated from and after August 15, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for payment of distributions on February 15, 1998 will be entitled to receive Distributions accumulated from and after August 15, 1997.


PROCEDURES FOR TENDERING

     Only a registered holder of Private Capital Securities may tender such Private Capital Securities in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Capital Securities must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Private Capital Securities must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Capital Securities, if such procedure is available, into the Exchange Agent's account at the Depositary pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below.

     THE TENDER BY A HOLDER THAT IS NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE WILL CONSTITUTE AN AGREEMENT BETWEEN SUCH HOLDER, THE TRUST AND THE COMPANY IN ACCORDANCE WITH THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.

     THE METHOD OF DELIVERY OF PRIVATE CAPITAL SECURITIES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE CAPITAL SECURITIES SHOULD BE SENT TO THE TRUST OR THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner(s) of the Private Capital Securities whose Private Capital Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Capital Securities, either make appropriate arrangements to register ownership of the Private Capital Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Private Capital Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Private Capital Securities listed therein, such Private Capital Securities must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Private Capital Securities.

     If the Letter of Transmittal or any Private Capital Securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Trust and the Company, evidence satisfactory to the Trust and the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Private Capital Securities.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Capital Securities will be determined by the Trust and the Company in their reasonable discretion, which determination will be final and binding. The Trust and the Company reserve the absolute right to reject any and all Private Capital Securities not properly tendered or any Private Capital Securities the Trust's or the Company's acceptance of which would, in the opinion of counsel for the Trust and the Company, be unlawful. The Trust and the Company also reserve the right to waive any defects, irregularities or conditions of tender as to particular Private Capital Securities. The Trust's and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Capital Securities must be cured within such time as the Trust and the Company shall determine. Although the Trust and the Company intends to notify holders of defects or irregularities with respect to tenders of Private Capital Securities, neither the Trust, the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Capital Securities will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Trust and the Company have no present plan to acquire any Private Capital Securities that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Capital Securities that are not tendered pursuant to the Exchange Offer, the Trust and the Company reserves the right in its sole discretion to purchase or make offers for any Private Capital Securities that remain outstanding subsequent to the Expiration Date or, as set forth below under "-- Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Private Capital Securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder of Private Capital Securities will represent to the Trust and the Company that, among other things, (i) Exchange Capital Securities to be acquired by such holder of Private Capital Securities in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Capital Securities, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Capital Securities must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Capital Securities, acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Capital Securities obtained by such holder in exchange for Private Capital Securities acquired by such holder directly from the Trust or the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Trust or the Company. If the holder is a broker-dealer that will receive Exchange Capital Securities for such holder's own account in exchange for Private Capital Securities that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a copy of this Prospectus (as it may be supplemented or amended) in connection with any resale of such Exchange Capital Securities; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF PRIVATE CAPITAL SECURITIES

     If any tendered Private Capital Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Capital Securities are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or non-exchanged Private Capital Securities will be returned without expense to the tendering holder thereof (or, in the case of Private Capital Securities tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Private Capital Securities will be credited to an account maintained with the Depositary) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Private Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Private Capital Securities by causing DTC to transfer such Private Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Private Capital Securities may be effected through book-entry transfer at DTC, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Private Capital Securities and (i) whose Private Capital Securities are not immediately available or (ii) who cannot deliver their Private Capital Securities, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Trust and the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Capital Securities and the principal amount of Private Capital Securities tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Private Capital Securities in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Private Capital Securities in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Capital Securities according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Private Capital Securities may be withdrawn at any time prior to the Expiration Date.

     To withdraw a tender of Private Capital Securities in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Capital Securities to be withdrawn (the "Depositor"), (ii) identify the Private Capital Securities to be withdrawn (including the certificate number or numbers and principal amount of such Private Capital Securities) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Capital Securities were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Trust and the Company, in their sole discretion, whose determination shall be final and binding on all parties. Any Private Capital Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Capital Securities will be issued with respect thereto unless the Private Capital Securities so withdrawn are validly retendered. Properly withdrawn Private Capital Securities may be retendered by following one of the procedures described above under "The Exchange Offer -- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Trust and the Company shall not be required to accept for exchange, or exchange the Exchange Capital Securities for, any Private Capital Securities, and may terminate the Exchange Offer as provided herein before the acceptance of such Private Capital Securities, if the Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission.

     If the Trust and the Company determine in their reasonable discretion that any of these conditions are not satisfied, the Trust and the Company may (i) refuse to accept any Private Capital Securities and return all tendered Private Capital Securities to the tendering holders, (ii) extend the Exchange Offer and retain all Private Capital Securities tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Capital Securities (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Private Capital Securities that have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Trust and the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Private Capital Securities, and the Trust and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

TERMINATION OF CERTAIN RIGHTS

     All rights under the Registration Rights Agreement (including registration rights) of holders of the Private Capital Securities eligible to participate in the Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Trust's and the Company's continuing obligations (i) to indemnify such holders (including any broker-dealers) and certain parties related to such holders against certain liabilities (including liabilities under the Securities Act), (ii) to provide, upon the request of any holder of a transfer-restricted Private Security, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Private Capital Securities pursuant to Rule 144A, (iii) to use its best efforts to keep the Registration Statement effective to the extent necessary to ensure that it is available for resales of Exchange Capital Securities by broker-dealers for a period of up to one year from the date the Registration Statement is declared effective or until such earlier date on which the Exchange Capital Securities are freely tradeable and to provide copies of the latest version of the Prospectus to such broker-dealers upon their request during such period and (iv) to file a shelf registration statement as required by the Registration Rights Agreement if any holder of transfer-restricted Securities notifies the Trust and the Company within 20 business days of the consummation of the Exchange Offer that (A) such holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such holder may not resell the Exchange Capital Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such holder, or (C) that such holder is a broker-dealer and holds Private Capital Securities acquired directly from the Trust and the Company as one of its affiliate (see "-- Liquidated Damages").

LIQUIDATED DAMAGES

     The Registration Rights Agreement provides that (i) the Trust and the Company will file the Registration Statement with the Commission on or prior to 150 days after the Issue Date, (ii) the Trust and the Company will use its best efforts to have the Registration Statement declared effective by the Commission on or prior to 180 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Trust and the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Registration Statement is declared effective by the Commission, Exchange Capital Securities in exchange for all Private Capital Securities tendered prior thereto in the Exchange Offer and (iv) if obligated to file a shelf registration statement pursuant to the terms of the Registration Rights Agreement (the "Shelf Registration Statement" and, collectively with the Registration Statement, the "Registration Statements"), the Trust and the Company will use their best efforts to file such Shelf Registration Statement with the Commission.

     If the Company or the Trust fails to comply with the Registration Rights Agreement or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then an additional amount ("Liquidated Damages") shall become payable in respect of the Junior Subordinated Debentures, and corresponding Additional Distributions (the "Additional Distributions") shall become payable on the Trust Securities as provided in the Registration Rights Agreement.

     Holders of Securities will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Trust and the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Trust, the Company and their affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Trust and the Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.


     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Trust and the Company and are estimated in the aggregate to be approximately $200,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Property Trustee, accounting and legal fees and printing costs, among others.


     The Trust and the Company will pay all transfer taxes, if any, applicable to the exchange of Private Capital Securities pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Capital Securities pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Private Capital Securities are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     The Private Capital Securities that are not exchanged for the Exchange Capital Securities pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Capital Securities may be resold only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Trust or the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Capital Securities.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

     By Registered or Certified Mail:                  By Hand or Overnight Delivery:
     IBJ Schroder Bank & Trust Company                IBJ Schroder Bank & Trust Company
                P.O. Box 84                                   One State Street
           Bowling Green Station                          New York, New York 10004
       New York, New York 10274-0084             Attn: Securities Transfer Window, Subcellar One
   Attn: Reorganization Operations Dept.

                             Confirm by Telephone:
                                 (212) 858-2103

                            Facsimile Transmissions:
                          (Eligible Institutions Only)
                       IBJ Schroder Bank & Trust Company
                     Attn: Reorganization Operations Dept.
                                 (212) 858-2611

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

                       DESCRIPTION OF EXCHANGE SECURITIES

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

     The Exchange Capital Securities will represent preferred beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description of certain provisions of the Exchange Capital Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Declaration and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Declaration.

  General

     The Capital Securities (including the Private Capital Securities and the Exchange Capital Securities) will be limited to $75,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities" below. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "-- Description of Exchange Guarantee."

  Distributions


     Distributions on the Exchange Capital Securities will be cumulative, will accumulate from August 15, 1997 and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 1998, at the annual rate of 9 7/8% of the Liquidation Amount to the holders of the Exchange Capital Securities on the February 1 or August 1 immediately preceding such dates. The amount of

Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Exchange Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9 7/8% thereof, compounded semi-annually from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.


     During any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Regular Trustees and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period and (ii) the date the Trust is required to give notice to any securities exchange or to holders of the Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "-- Description of Exchange Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax
Considerations -- Interest Income and Original Issue Discount."


     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (g) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

     Although the Company may in the future exercise its option to defer payments of interest on the Exchange Junior Subordinated Debentures, the Company has no current intention to do so.

     The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "-- Description of Exchange Junior Subordinated Debentures -- General." If the Company does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of Exchange Guarantee."

  Redemption

     Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Exchange Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to
(i) in the case of the repayment of the Exchange Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of and accrued interest on the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures prior to February 15, 2007 upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Exchange Junior Subordinated Debentures) and
(iii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures on or after February 15, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Exchange Junior Subordinated Debentures). See "-- Description of Exchange Junior Subordinated
Debentures -- Optional Prepayment" and "-- Special Event Prepayment."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount Exchange of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Exchange Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Junior Subordinated Debentures are distributed.

  Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures

     The Company will have the right at any time to terminate the Trust and cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Exchange Capital Securities.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Exchange Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under "-- Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a termination occurs as described in clause (i), (ii), (iv), or (v) of the preceding paragraph, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Exchange Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the

Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Exchange Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default or a Declaration Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

     After the liquidation date is fixed for any distribution of Exchange Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Exchange Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Regular Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Exchange Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that an investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that such investor paid to purchase the Exchange Capital Securities offered hereby.

  Redemption Procedures

     If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price.

     If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 2:00 p.m., New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "-- Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "-- Payment and Paying Agent." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the

Company pursuant to the Exchange Guarantee as described under "Description of the Exchange Guarantee," Distributions on Exchange Capital Securities called for redemption will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Exchange Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

  Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, the Exchange Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Exchange Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of Exchange Capital Securities called for redemption on a Redemption Date on or prior thereto, the full amount of the Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Exchange Capital Securities then due and payable.

     In the case of any Event of Default under the Declaration, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default under the Declaration until the effect of such Event of Default under the Declaration shall have been cured, waived or otherwise eliminated. Until any such Event of Default under the Declaration has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Exchange Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Exchange Capital Securities will have the right to direct the Property Trustee to act on their behalf.

  Events of Default; Notice

     The occurrence of a Debenture Event of Default (see "-- Description of Exchange Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Exchange Capital Securities, the Regular Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Regular Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a preference over the Common Securities as described under "-- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "-- Subordination of Common Securities" above.

  Removal of Issuer Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Regular Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Trustee in accordance with the provisions of the Declaration.

  Merger or Consolidation of Issuer Trustees

     Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible in accordance with the applicable provisions of the Declaration.

  Merger, Conversions, Consolidations, Amalgamations or Replacements of the
Trust

     The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any corporation or other Person, except as described below. The Trust may, at the request of the Company, as Sponsor, with the consent of a majority of the Regular Trustees but without the consent of the Property Trustee, the Delaware Trustee or the holders of the Capital Securities, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes. In addition, the Property Trustee will be required pursuant to the Indenture to exchange, as a part of the Exchange Offer, the Junior Subordinated Debentures for the Exchange Junior Subordinated Debentures, which will have terms identical to the Junior Subordinated Debentures except that the Exchange Junior Subordinated Debentures will not contain terms with respect to the transfer restrictions under the Securities Act, the $100,000 minimum aggregate principal amount transfer restrictions and the provision for an increase in the interest rate thereon under certain circumstances. See "Exchange Offer; Registration Rights."

  Voting Rights; Amendment of the Declaration

     Except as provided below and under "-- Removal of Issuer Trustees" and "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "Description of Exchange Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Exchange Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Company, the Property Trustee and the Regular Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or any redemption provisions or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  Form, Denomination, Book-Entry Procedures and Transfer

     The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Exchange Capital Securities"). The Global Exchange Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Exchange Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described under "-- Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities" below.

     Other Exchange Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Exchange Capital Securities may not be exchanged for beneficial interests in any Global Exchange Capital Securities except in the limited circumstances described below. See "--Exchange of Certificated Exchange Capital Securities for Book-Entry Exchange Capital Securities."

  Depositary Procedures

     DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Exchange Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Exchange Capital Securities and (ii) ownership of such interests in the Global Exchange Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Capital Securities).

     Investors in the Global Exchange Capital Securities may hold their interests therein directly through DTC if they are Participants in such system or indirectly through organizations which are Participants in such system. All interests in a Global Exchange Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "-- Exchange of Certificated Capital Securities for Book-Entry Capital Securities" below.

     Except as described below, owners of interests in the Global Exchange Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

     Payments in respect of the Global Exchange Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Exchange Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust nor the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Exchange Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants and Indirect Participants. Transfers among Participants and Indirect Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Exchange Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Exchange Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Exchange Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Company or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC's operations.

     Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities

     A Global Exchange Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Exchange Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Exchange Capital Security may be exchanged for certificated Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Exchange Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the legend referred to in "Notice to Investors," unless the Property Trustee determines otherwise in compliance with applicable law.

     Exchange of Certificated Exchange Capital Securities for Book-Entry Capital Securities

     Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Exchange Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Declaration) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

  Payment and Paying Agent

     Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Exchange Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

  Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

  Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default under the Declaration, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default under the Declaration has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  Miscellaneous

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

     The Exchange Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued as a separate series under the Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete and, where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

  General

     Concurrently with the issuance of the Private Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Private Junior Subordinated Debentures issued by the Company. The Private Junior Subordinated Debentures bear interest at the annual rate of 9 7/8% of the principal amount thereof, payable semi-annually in arrears on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing February 15, 1997, to the person in whose name each Private Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the February 1 or August 1 immediately preceding each Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). Accrued interest that is not paid on the applicable Interest Payment Date will bear interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9 7/8% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

     The Private Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Junior Subordinated Debentures will mature on February 15, 2027 (the "Stated Maturity Date").

     The Exchange Junior Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and subordinate and rank junior in right of payment, to the extent and in the manner set forth in the Indenture, to all Senior Indebtedness. See "-- Subordination."

     The Company is a legal entity separate and distinct from its other subsidiaries. The Company's subsidiaries include, among others, Interpool Limited and Trac Lease. The right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, or the incurrence of liabilities by the Company's subsidiaries. See "-- Subordination."

  Form, Registration and Transfer

     If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depository arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of the Exchange Securities -- Description of Exchange Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

  Payment and Paying Agents

     Payment of principal of and premium, if any, and any interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in New York, New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Exchange Junior Subordinated Debentures.

     Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

  Option to Extend Interest Payment Date


     So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9 7/8%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."


     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (g) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Regular Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Regular Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice to the holders of the Capital Securities of the Company's election to begin or extend an Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

  Optional Prepayment

     The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company on or after February 15, 2007 (the "Initial Optional Prepayment Date"), at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if prepaid during the 12-month period beginning February 15 of the years indicated below:

                                      YEAR                                  PERCENTAGE
        ----------------------------------------------------------------    ----------
        2007............................................................      104.9375%
        2008............................................................      104.4438
        2009............................................................      103.9500
        2010............................................................      103.4563
        2011............................................................      102.9625
        2012............................................................      102.4688
        2013............................................................      101.9750
        2014............................................................      101.4813
        2015............................................................      100.9875
        2016............................................................      100.4938
        2017 and thereafter.............................................      100.0000%

  Special Event Prepayment

     If a Special Event occurs and is continuing, the Company may, at its option, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time prior to February 15, 2007 within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Exchange Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional prepayment of Exchange Junior Subordinated Debentures on February 15, 2007, together with scheduled payments of interest on the Exchange Junior Subordinated Debentures accruing from the prepayment date to and including the Initial Optional Prepayment Date (the "Remaining Life"), discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest on the Exchange Junior Subordinated Debentures to the date of prepayment.

     A "Special Event" means a Tax Event or an Investment Company Act Event.

     A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Exchange Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     An "Investment Company Act Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the Issue Date.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, (i) the rate per annum equal to the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date plus in each case (a) 1.35% if such prepayment date occurs on or prior to January 31, 1998 and (b) .50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Exchange Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Junior Subordinated Debentures. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means: (i) Merrill Lynch Government Securities, Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Special Event.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Special Event, the Company will pay as additional amounts on the Exchange Junior Subordinated Debentures the Additional Sums.

  Certain Covenants of the Company

     The Company will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (g) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time
(1) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of any nonpayment default, which the Company shall not have taken reasonable steps to cure, and in respect of any payment default, which has not been cured, (2) if such Exchange Junior Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligations under the Exchange Guarantee or (3) the Company shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

  Debenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest on the Exchange Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Exchange Junior Subordinated Debentures; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Company or

          (v) the dissolution, winding up or termination of the Trust, other than upon redemption of all outstanding Trust Securities, under the circumstances described under " -- Description of Capital
     Securities -- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" or upon a permitted merger, conversion, consolidation or amalgamation of the Trust.

     The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Exchange Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Exchange Junior Subordinated Debentures, waive any past default except a default in the payment of principal of or premium, if any, on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture.

     The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

  Enforcement of Certain Rights by Holders of Exchange Capital Securities

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest or premium, if any, on principal of the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or premium, if any, or interest on the Exchange Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Declaration. See
" -- Description of Capital Securities -- Events of Default; Notice."

  Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless:
(i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Exchange Junior Subordinated Debentures; and (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing.

     The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Exchange Junior Subordinated Debentures.

  Modification of the Indenture

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of Junior Subordinated Debentures), making any other change that does not adversely affect the rights of any holder of Junior Subordinated Debentures and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or reduce any amount payable upon redemption or prepayment thereof or change any date on which the Junior Subordinated Debentures may be prepaid or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

  Satisfaction and Discharge

     The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

  Subordination

     The Indenture provides that the Exchange Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. No payments on account of principal or premium, if any, or interest, if any, in respect of the Exchange Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Exchange Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Exchange Junior Subordinated Debentures.

     The term "Senior Indebtedness" means (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed, whether outstanding on the date of the Indenture or thereafter created, and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),
(iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transactions, (v) all obligations of the Company arising from off-balance sheet guarantees by the Company and direct credit substitutes and obligations of the Company associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, swap agreements (including interest rate and foreign exchange swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity option contracts;
(vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or ranks pari passu with the Exchange Junior Subordinated Debentures and (2) any indebtedness between or among the Company or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) the Trust or (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Exchange Capital Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries.

     At December 31, 1996, Senior Indebtedness of the Company totaled $602.7 million. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness. The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company or the amount of liabilities which the Company's subsidiaries may incur.

  Governing Law

     The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

  Information Concerning the Debenture Trustee

     The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder Exchange of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


DESCRIPTION OF THE EXCHANGE GUARANTEE


     The Private Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Private Capital Securities for the benefit of the holders from time to time of the Capital Securities. As soon as practicable after the date hereof, the Private Guarantee will be exchanged by the Company for the Exchange Guarantee for the benefit of holders from time to time of the Exchange Securities. IBJ Schroder Bank & Trust Company will act as Guarantee Trustee under the Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Exchange Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

  General

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the Redemption Price with respect to any Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of
(a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "-- Status of the Exchange Guarantee." In addition, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. See " -- Description of Exchange Junior Subordinated Debentures -- General." The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company will, through the Exchange Guarantee, the Declaration, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Guarantee."

  Status of the Exchange Guarantee

     The Exchange Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Exchange Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Company, in which case the Exchange Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company.

     The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Company. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Exchange Junior Subordinated Debentures.

     The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company or the amount of liabilities which the Company's subsidiaries may incur. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under " -- Description of Exchange Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Exchange Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

  Events of Default

     An event of default under the Exchange Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Exchange Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Exchange Guarantee Trustee under the Exchange Guarantee.

     Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Exchange Guarantee Trustee or any other person or entity.

     The Company, as guarantor, will be required to file annually with the Exchange Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

  Termination of the Exchange Guarantee

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Guarantee.

  Information Concerning the Exchange Guarantee Trustee

     The Exchange Guarantee Trustee, other than during the continuance of a default by the Company in performance of its obligations under the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, after default, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Exchange Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of Exchange Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Exchange Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  Governing Law

     The Exchange Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                       DESCRIPTION OF PRIVATE SECURITIES


     The terms of the Private Securities are identical in all material respects to the Exchange Securities, except that (i) the Private Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Private Capital Securities, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, (iv) the Exchange Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Private Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by June 26, 1997 and been declared effective by July 27, 1997 or, in certain limited circumstances, in the event of a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Private Capital Securities is not declared effective by July 27, 1997, then interest will accrue (in addition to the stated interest rate on the Private Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Private Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Private Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Private Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The Exchange Securities are not, and upon consummation of the Exchange Offer the Private Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Private Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Private Capital Securities" and "Description of Exchange Securities."


        RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
           JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of Exchange Guarantee." Taken together, the Company's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Declaration and the Exchange Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Junior Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Company does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Company under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Exchange Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT OF RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Exchange Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Exchange Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The Exchange Capital Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Exchange Junior Subordinated Debentures, making Distributions to holders of the Trust Securities and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON TERMINATION

     Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Exchange Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     In the opinion of Stroock & Stroock & Lavan LLP, counsel to the Company and the Trust, the following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders who purchased the Private Capital Securities upon original issuance at the original offering price. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign persons engaged in a trade or business within the United States or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," or as part of a "conversion transaction" or other integrated investment. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change possibly on a retroactive basis. No rulings will be obtained from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences described herein. Thus, there can be no assurances that the IRS will not take a position contrary to the views or opinions expressed herein and that such position might not ultimately be sustained by the courts.


EXCHANGE OF CAPITAL SECURITIES

     The exchange of the Private Capital Securities for Exchange Capital Securities should not be a taxable event to holders of Capital Securities for United States federal income tax purposes. The exchange of Private Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Private Capital Securities and because the exchange will occur by operation of the terms of the Private Capital Securities. If, however, the exchange of the Private Capital Securities for the Exchange Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a non-taxable recapitalization for United States federal income tax purposes. Accordingly, the Exchange Capital Securities should have the same issue price as the Private Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Private Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES


     Based on the advice of Stroock & Stroock & Lavan LLP, the Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law. However, no opinion of counsel has been rendered with respect to such classification of the Junior Subordinated Debentures as it relates to the federal income tax consequences of the purchase, ownership and disposition of the Capital Securities. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Private Capital Securities, Stroock & Stroock & Lavan LLP rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally should be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder should be required to include in its gross income any interest (or accrued original issue discount ("OID"), if any) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Holders (including cash basis holders) of debt instruments issued with OID must generally include such OID in income as it accrues on a constant yield method even if there is not a corresponding receipt of cash attributable to such income. A debt instrument such as a Junior Subordinated Debenture will generally be treated as issued with OID if the stated interest on the instrument does not constitute "qualified stated interest." Qualified stated interest is generally any one of a series of stated interest payments on an instrument that are unconditionally payable at least annually at a single fixed rate. In determining whether stated interest on an instrument is unconditionally payable and thus constitutes qualified stated interest, remote contingencies as to the timely payment of stated interest are ignored. In the case of the Junior Subordinated Debentures, the Company has concluded that the likelihood of its exercising its option to defer payments of interest by extending the interest payment period is remote because the exercise of such option would prevent the Company from, among other things, declaring dividends on any class of its stock. Accordingly, the Company intends to treat the Junior Subordinated Debentures as having been issued without OID and, therefore, holders of Capital Securities will accrue interest income under their particular methods of accounting (e.g., cash or accrual) rather than accruing OID on a constant yield method.

     If the option to defer the payment of interest was determined not to be "remote" or if the Company exercised such option, the Junior Subordinated Debentures would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a holder's taxable interest income in respect of the Junior Subordinated Debentures would constitute OID that would have to be included in income on a constant yield method before the receipt of cash attributable to such income, regardless of such person's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include such OID in gross income even though the Company would not make any actual cash payments during an Extension Period.

     The above conclusions are based on recently promulgated Treasury regulations, which have not been interpreted by any court decisions or addressed in any ruling or other pronouncements of the IRS, and it is possible that the IRS could take a position contrary to the conclusions herein.

     Corporate holders of the Capital Securities will not be entitled to a dividends received deduction with respect to any income recognized with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

     Under current law, a distribution by the Trust of the Junior Subordinated Debentures, as described under the caption "Description of Capital
Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures," would be treated as a nontaxable event to each holder, and would result in each holder of Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated

Debentures previously held indirectly through the Trust. In such event, each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities, and such holder's holding period in the Junior Subordinated Debentures would include the period during which the Capital Securities were held by such holder. A holder will accrue interest in respect of the Junior Subordinated Debentures in the manner described above under "-- Interest Income and Original Issue Discount."

DISPOSITION OF THE CAPITAL SECURITIES

     Upon a sale, exchange or other disposition of the Capital Securities (including a distribution of cash in redemption of a holder's Capital Securities following the redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a holder of Capital Securities will recognize gain or loss equal to the difference between the amount realized (excluding amounts attributable to accrued and unpaid interest which the holder has not yet included in income and which will be treated separately as ordinary income) and the holder's adjusted tax basis in the Capital Securities disposed of. A holder's adjusted tax basis in the Capital Securities generally will be the holder's initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of the disposition and decreased by payments received on the Capital Securities (other than payments attributable to "qualified stated interest" as discussed above under "-- Interest Income and Original Issue Discount."). Gain or loss recognized by a holder on Capital Securities held for more than one year will generally be taxable as long-term capital gain or loss.

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder of Capital Securities who disposes of such holder's Capital Securities between record dates for payments of Distributions thereon will nevertheless be required to include accrued but unpaid interest (including OID, if any) on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

     A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in its gross income for federal income tax purposes without regard to its source or a trust generally if
(i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United State trustees have the authority to control all substantial decisions of the trust.

     Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and
(ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

     On April 22, 1996, the IRS proposed regulations (the "Proposed Regulations") which, if adopted in their current form, could affect the procedures to be followed by a United States Alien Holder in establishing such United States Alien Holder's status as a United States Alien Holder for the purposes of the withholding rules (including the backup withholding rules referred to below). The Proposed Regulations, if adopted in their present form, generally would be effective for payments made after December 31, 1997. Prospective investors should contact their tax advisors concerning the potential adoption of such Proposed Regulations and the potential effect on their ownership of the Capital Securities.

PROPOSED TAX LEGISLATION


     President Clinton's fiscal 1998 budget proposal contained provisions which if enacted would treat as equity for United States federal income tax purposes instruments that have a maximum term of more than 15 years and that are not shown as indebtedness on the balance sheet of the issuer. These provisions, if enacted as proposed, would apply to instruments issued after the date of first committee action. Since the exchange of Private Securities for the Exchange Securities should not be a taxable event, it is not anticipated that the Junior Subordinated Debentures would be treated as reissued and that such provisions, if enacted as currently proposed, would apply to the Junior Subordinated Debentures. However, there can be no assurance that legislation implementing these provisions, if any, or that other future legislation will not adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change in the tax law could give rise to a Tax Event and could result in the distribution of the Junior Subordinated Debentures to holders of the Capital Securities or, in certain circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of Capital
Securities -- Redemption."


INFORMATION REPORTING TO HOLDERS

     The Trust will report income on the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Capital Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's United States federal income tax, provided the required information is timely filed with the Internal Revenue Service.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Company, the obligor with respect to the Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the
Code) and with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 95-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

                              PLAN OF DISTRIBUTION

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Private Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Private Capital Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (iii) a broker-dealer who acquired Private Capital Securities as a result of market making or other trading activities), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the holder is acquiring Exchange Capital Securities in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Capital Securities. Holders of Private Capital Securities wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. The Company believes that none of the registered holders of the Private Capital Securities is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Private Capital Securities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Private Capital Securities, where such Private Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer, upon request, for use in connection with any such resale, for a period of one year after the Registration Statement is declared effective by the Commission or until such earlier date on which all the Exchange Capital Securities are freely tradeable. However, any broker-dealer who acquired the Securities directly from the Company may not fulfill its prospectus delivery requirements with this Prospectus, but must comply with the registration and prospectus delivery requirements of the Securities Act.

     The Company will not receive any proceeds from any sale of the Exchange Capital Securities by broker-dealers or any other persons. Exchange Capital Securities received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold for time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of such resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in the distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Capital Securities pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer. If the Company shall give any such notice to suspend the use of the Prospectus, it shall extend the one-year period referred to above by the number of days during the period from and including the date of the giving of such notice to and including the date when the broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Capital Securities.

     The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     The legality of the Exchange Debentures and the Exchange Guarantee will be passed upon on behalf of the Company by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP will also pass upon certain matters relating to United States federal income taxation considerations. Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon on behalf of the Trust by Potter Anderson & Corroon, special Delaware counsel to the Trust.


                                    EXPERTS

     The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K incorporated by reference into this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Ninth of the Company's Certificate of Incorporation entitles officers, directors and controlling persons of the Company to indemnification to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

     Article Ninth of the Company's Certificate of Incorporation provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director
(i) for breach of such director's duty or loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which such director derived an improper personal benefit. The provisions of such article do not limit or eliminate the liability of any director for any act or omission occurring prior to the effective time of such amendment.

     Reference is made to Section 4 of the Registration Rights Agreement included in Exhibit 4.8 hereto which provides certain indemnification rights to the directors and officers of the Trust and the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
  NO.                                         DESCRIPTION
-------   ------------------------------------------------------------------------------------
   +4.1   Indenture between Interpool and IBJ Schroder Bank & Trust Company, as trustee, relating to the Junior Subordinated Debentures, dated January 27, 1997.
   +4.2   First Supplemental Indenture between Interpool and IBJ Schroder Bank & Trust
          Company, as trustee, relating to the Junior Subordinated Debentures, dated January
          27, 1997.
   +4.3   Form of Exchange Junior Subordinated Debenture (included in Exhibit 4.2 hereto).
   *4.4   Certificate of Trust of Interpool Capital Trust.
   *4.5   Amended and Restated Declaration of Trust of Interpool Capital Trust.
   *4.6   Form of Exchange Capital Security for Interpool Capital Trust (included in Exhibit
          4.5 hereto).
   *4.7   Form of Exchange Capital Securities Guarantee of Interpool relating to the Exchange
          Capital Securities.
   *4.8   Registration Rights Agreement between Interpool, Inc., Interpool Capital Trust and
          Merrill Lynch & Co., Oppenheimer & Co., Inc. and Smith Barney Inc., as initial purchasers dated January 27, 1997.

EXHIBIT
  NO.                                         DESCRIPTION
-------   ------------------------------------------------------------------------------------
  **5.1   Opinion of Stroock & Stroock & Lavan LLP as to the legality of the Exchange Junior
          Subordinated Debentures and the Exchange Guarantee to be issued by Interpool, Inc.
  **5.2   Opinion of Potter Anderson & Corroon, special Delaware counsel to Interpool Capital
          Trust, as to the legality of the Exchange Capital Securities to be issued by
          Interpool Capital Trust.
    **8   Opinion of Stroock & Stroock & Lavan LLP, special tax counsel, as to certain federal income tax matters.
 **23.1   Consent of Arthur Andersen LLP.
 **23.2   Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).
 **23.3   Consent of Potter Anderson & Corroon (included in Exhibit 5.2).
    *24   Power of Attorney of certain officers and directors of Interpool, Inc. (Included on page II-5 of this Registration Statement).
  *25.1   Form T-1 Statement of Eligibility of IBJ Schroder Bank & Trust Company to act as
          trustee under the Indenture.
  *25.2   Form T-1 Statement of Eligibility of IBJ Schroder Bank & Trust Company to act as
          trustee under the Amended and Restated Declaration of Trust of Interpool Capital
          Trust.
  *25.3   Form T-1 Statement of Eligibility of IBJ Schroder Bank & Trust Company to act as
          trustee under the Exchange Capital Securities Guarantee for the benefit of the holders of Exchange Capital Securities of Interpool Capital Trust.
 **99.1   Form of Letter of Transmittal.
 **99.2   Form of Notice of Guaranteed Delivery.
 **99.3   Form of Letter to Nominees.
 **99.4   Form of Letter to Clients.
 **99.5   Form of Guidelines for Certification of Taxpayer Identification Number on Substitute
          Form W-9.
 **99.6   Form of Exchange Agent Agreement.


---------------

 * Previously filed.



** Filed herewith


 + Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

ITEM 22.  UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) The undersigned Registrant hereby undertakes that:

             (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on July 24, 1997.


                                          INTERPOOL, INC.

                                          By       /s/ MARTIN TUCHMAN
                                            ------------------------------------
                                                       Martin Tuchman
                                                Chairman and Chief Executive


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               SIGNATURE                                 TITLE                         DATE
----------------------------------------  ------------------------------------    --------------

           /s/ MARTIN TUCHMAN             Chairman of the Board                    July 24, 1997
----------------------------------------  and Chief Executive Officer
             Martin Tuchman

         /s/ RAOUL J. WITTEVEEN           President, Chief Operating Officer,      July 24, 1997
----------------------------------------  Chief Financial Officer and Director
           Raoul J. Witteveen             (Principal Financial Officer)
                   *                      Director, Secretary and General          July 24, 1997
----------------------------------------  Counsel
            Arthur L. Burns

          /s/ WILLIAM GEOGHAN             Controller (Principal Accounting         July 24, 1997
----------------------------------------  Officer)
            William Geoghan

                   *                      Director                                 July 24, 1997
----------------------------------------
          Warren L. Serenbetz

                   *                      Director                                 July 24, 1997
----------------------------------------
             John M. Bucher

                   *                      Director                                 July 24, 1997
----------------------------------------
           Peter D. Halstead

                   *                      Director                                 July 24, 1997
----------------------------------------
            Joseph J. Whalen


*By:    /s/ MARTIN TUCHMAN
     ----------------------------
            Martin Tuchman
           Attorney-in-Fact

     Pursuant to the requirements of the Securities Act, Interpool Capital Trust has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on July 24, 1997.


                                          INTERPOOL CAPITAL TRUST

                                          By       /s/ MARTIN TUCHMAN

                                            ------------------------------------
                                                       Martin Tuchman
                                                      Regular Trustee

                                          By     /s/ RAOUL J. WITTEVEEN

                                            ------------------------------------
                                                     Raoul J. Witteveen
                                                      Regular Trustee

                                          By      /s/ RICHARD W. GROSS

                                            ------------------------------------
                                                      Richard W. Gross
                                                      Regular Trustee

                                 EXHIBIT INDEX


EXHIBIT                                                                                    PAGE
  NO.                                      DESCRIPTION                                     NO.
-------   -----------------------------------------------------------------------------    ----
   +4.1   Indenture between Interpool and IBJ Schroder Bank & Trust Company, as trustee, relating to the Junior Subordinated Debentures, dated January 27,
          1997
   +4.2   First Supplemental Indenture between Interpool and IBJ Schroder Bank & Trust
          Company, as trustee, relating to the Junior Subordinated Debentures, dated
          January 27, 1997
   +4.3   Form of Exchange Junior Subordinated Debenture (included in Exhibit 4.2 hereto)
   *4.4   Certificate of Trust of Interpool Capital Trust
   *4.5   Amended and Restated Declaration of Trust of Interpool Capital Trust
   *4.6   Form of Exchange Capital Security for Interpool Capital Trust (included in
          Exhibit 4.5 hereto)
   *4.7   Form of Exchange Capital Securities Guarantee of Interpool relating to the
          Exchange Capital Securities
   *4.8   Registration Rights Agreement between Interpool, Inc., Interpool Capital
          Trust and Merrill Lynch & Co., Oppenheimer & Co., Inc. and Smith Barney Inc.,
          as initial purchasers dated January 27, 1997
  **5.1   Opinion of Stroock & Stroock & Lavan LLP as to the legality of the Exchange
          Junior Subordinated Debentures and the Exchange Guarantee to be issued by
          Interpool, Inc.
  **5.2   Opinion of Potter Anderson & Corroon, special Delaware counsel to Interpool
          Capital Trust, as to the legality of the Exchange Capital Securities to be issued by Interpool Capital Trust
  **8     Opinion of Stroock & Stroock & Lavan LLP, special tax counsel, as to certain federal income tax matters
 **23.1   Consent of Arthur Andersen LLP
 **23.2   Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)
 **23.3   Consent of Potter Anderson & Corroon (included in Exhibit 5.2)
  *24     Power of Attorney of certain officers and directors of Interpool, Inc.
          (Included on page II-5 of this Registration Statement)
  *25.1   Form T-1 Statement of Eligibility of IBJ Schroder Bank & Trust Company to act
          as trustee under the Indenture
  *25.2   Form T-1 Statement of Eligibility of IBJ Schroder Bank & Trust Company to act
          as trustee under the Amended and Restated Declaration of Trust of Interpool
          Capital Trust
  *25.3   Form T-1 Statement of Eligibility of IBJ Schroder Bank & Trust Company to act
          as trustee under the Exchange Capital Securities Guarantee for the benefit of the holders of Exchange Capital Securities of Interpool Capital Trust
 **99.1   Form of Letter of Transmittal
 **99.2   Form of Notice of Guaranteed Delivery
 **99.3   Form of Letter to Nominees
 **99.4   Form of Letter to Clients
 **99.5   Form of Guidelines for Certification of Taxpayer Identification Number on
          Substitute Form W-9
 **99.6   Form of Exchange Agent Agreement


---------------

 * Previously filed.



** Filed herewith


 + Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.